ADDENDUM TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM is made and entered into this 1 day of September, 1999, between OBIE MEDIA CORPORATION, an Oregon Corporation (the "Company") and Wayne
P. Schur (the "Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement dated September 1, 1998;

         WHEREAS, the Company and Executive desire to amend the Employment Agreement; and

         WHEREAS, Paragraph 12.3 provides for modification by writing duly executed by the parties.

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein and other good and valuable consideration, the Company and Executive hereby agree to add the following provisions:

1. "Section 3.a Executive agrees to use his best efforts to promote the interests of the company and to devote sixty percent (60%) of his working time, attention and energies (three (3) days per week) to performance of his duties under this Agreement effective September 1, 1999."

2. "Section 4.a Subject to Section 7 of this Agreement, the Company agrees to pay a salary of $116,673 per year less any federal and state withholding taxes or other employment taxes, payable in substantially equal installments at the same intervals as other senior executives of the Company are paid. The salary shall increase by $16,668 in each of the third, fourth and fifth years of employment"

3. "Section 12.11 Notwithstanding anything herein to the contrary, Executive and the Company upon their mutual agreement and in good faith may reinstate the original terms of Sections 3 and 4 of the Employment Agreement."


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         IN WITNESS  WHEREOF,  the parties have signed this Addendum on the date first written above.



Attest:                                       OBIE MEDIA COPRORATION



                                              By:               /s/
---------------------------                      ------------------
Secretary                                        Brian Obie, President


                                                                /s/ (SEAL)
                                               ---------------------
                                                Wayne P. Schur